ACCOUNTING
                                    SERVICES
                                    AGREEMENT




Agreement Between:

Innovative Hospitality Concepts, Inc.
1465 East 84th Place
Merrillville, Indiana 46410
U.S.A.
(219) 769-9000

(hereinafter called "IHC")

AND

Elephant & Castle Group Inc.
701 West Georgia Street
Suite 303
Vancouver, British Columbia V7Y 1E7
CANADA
(604) 684-6451

(hereinafter called "Client")

Date: June 28, 1996



Project:

The Alamo Grill - Mall of America S-396 South Boulevard
                  Bloomington, Minnesota 55425



For and in consideration of the mutual promises set forth herein, the parties hereto agree as follows:

     I. IHC Services: As consideration for the Fee to be paid by Client, IHC agrees to perform the following service(s):

          A. Provide full accounting services for The Alamo Grill-Mall of America, which includes, but is not limited to, the following:

               1.   Keep all books of account.

               2.   Supervise an audits and bookkeeping.

               3.   Assist property management in processing all payroll.

               4.   Assist   property   management   in  filing   all   worker's
                    compensation claims.

               5.   Assist property management in all unemployment claims.

               6. Prepare monthly financial statements showing details of operations, and present same to Client.

               7.   Prepare  monthly  general ledger and present same to Client.

               8. Prepare monthly Profit & Loss statement and prepare same to Client.

          Client has the discretion to make needed formatting changes in accounting forms and financial statements, from time to time, as business needs dictate.



     II. IHC Fee: As consideration for the services to be performed by IHC herein, Client agrees to pay IHC the following fee:

          $2,000.00 U.S. per monthly accounting period

          Due no later than ten (10) days after the issuance of financial statements each accounting period.

          TOTAL PROJECT FEE:       $2,000 U.S. per monthly accounting period.
          ==================       ======


          Client further agrees to pay IHC "Reimbursable Expenses," as set forth, but not limited to, the below:

          a. overnight and/or shipping charges

          b. long-distance phone and facsimile charges

          c. photocopy charges for any photocopies in excess of 100 per month

          Reimbursable expenses are billed as they occur and are due net 14 days.

          IHC shall confer with Client before incurring any reimbursable expenses over $500.00.


     III. IHC Fee Schedule: The aforementioned Fee shall be paid to IHC as follows:

          The monthly fee of $2,000 U.S. is due no later than ten (10) days after the issuance of financial statements by IHC to the Client each monthly accounting period. Term to commence upon consummation by Client, or its subsidiary, of the acquisition of all of the capital stock and of the Alamo Grill, Inc. Fee to be pro rated for any period of less than a full month.

     IV.  Renewal of Agreement

          This Agreement expires twenty-four months after the date of execution stated herein. Client has the option to renew this Agreement with IHC after this 24- month period for an additional 24 months for the monthly fee of $2,200.00 U.S.



     V. Attorney's Fees: In the event that an action is brought by Client or IHC to enforce or interpret the provisions of this Agreement (including, but not limited to, the payment of Fees), the prevailing party shall be entitled to recover all costs, including attorney's fees, which the prevailing party incurs in such action, as well as, and in addition to, any other relief to which the prevailing party may be entitled.



     VI. Severability: If any term, covenant, or condition of this Agreement or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Agreement or such other documents, or the applications of such term, covenant or condition, to persons or circumstances other than those as to which it is help invalid or unenforceable shall not be affected thereby, and each term, covenant or condition of this Agreement or such other document shall be enforced to the fullest extent permitted by law.

          This Agreement is severable by Client, with or without cause, with at least 60 days' written notice to IHC.

          This Agreement is immediately severable by Client at the termination of the lease for The Alamo Grill, S-396 South Boulevard, Mall of America, Bloomington, Minnesota.




     VII. Applicable State Law: This Agreement shall be construed under and governed by the laws of the State of Minnesota, in the United States, and all actions brought to enforce any item of this Agreement shall be so brought in the State of Minnesota.



     VIII. Time: Time is the essence of this Agreement.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day first above written.





Elephant & Castle Group Inc.             Innovative Hospitality Concepts, Inc.


By: ________________________________     By: ___________________________________

    Jeffrey M. Barnett, President            Jon P. Taffer, President